COMPUTATION OF PER SHARE EARNINGS


NOTE 5 - EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share in accordance with SFAS No. 128:

   Three Months Ended March 31, 1999

   The effect of dilutive securities is anti-dilutive therefore, the reconciliation has not been presented.


   Three Months Ended March 31, 1998

   Numerator:
      Net Income                                                  $(2,947)
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   Denominator:
      Basic earnings per share:
      Weighted average shares outstanding                          10,766
      Effect of dilutive securities - stock options and warrants      537
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   Denominator for diluted earnings per share                      11,303
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